Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned being a director or officer, or both, of SEARS, ROEBUCK AND CO., a New York corporation (the "Company"), does hereby constitute and appoint PAUL J. LISKA, GLENN R. RICHTER, THOMAS E. BERGMANN and LARRY R. RAYMOND with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file and deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Company to comply with the Securities Act of 1933, as amended, (the "Securities Act") and any requirements or regulations of the Securities and Exchange Commission in respect thereto, in connection with the registration under the Securities Act of 550,000 common shares, par value $.75 per share, of the Company for issuance under the Sears, Roebuck and Co. Non-Employee Director Stock Plan and the 2002 Non-Employee Director Stock Plan; including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name in the name and on behalf of the Company or as a director or officer, or both, of the Company, as indicated below opposite his or her signature, to the registration statement, or any amendments, post-effective amendments, supplements or papers supplemental thereto to be filed in respect of each such plan, and any additional registration statements filed pursuant to Rule 462, and the undersigned hereby does fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed his or her name, this 9th day of May, 2002.
NAME	TITLE
/s/ Alan J. Lacy Alan J. Lacy	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)
/s/ Paul J. Liska Paul J. Liska	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Thomas E. Bergmann Thomas E. Bergmann	Vice President and Controller (Principal Accounting Officer)

/s/ Hall Adams, Jr. Hall Adams, Jr.
Director

/s/ Brenda C. Barnes Brenda C. Barnes
Director

/s/ Warren L. Batts Warren L. Batts
Director

/s/ James R. Cantalupo James R. Cantalupo
Director

/s/ Donald J. Carty Donald J. Carty
Director

/s/ W. James Farrell W. James Farrell
Director

/s/ Michael A. Miles Michael A. Miles
Director

/s/ Hugh B. Price Hugh B. Price
Director

/s/ Dorothy A. Terrell Dorothy A. Terrell
Director

/s/ Raul Yzaguirre Raul Yzaguirre
Director